EXHIBIT (d)(1)
                                                                  --------------


                                                                  Execution Copy






                          AGREEMENT AND PLAN OF MERGER

                           Dated as of April 23, 2007

                                      among

                           SAMSON INVESTMENT COMPANY,

                            SAMSON ACQUISITION CORP.

                                       and

                             PYR ENERGY CORPORATION






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
                                TABLE OF CONTENTS

                                                                                  PAGE
ARTICLE I         THE OFFER..........................................................2

        Section 1.1       The Offer..................................................2

        Section 1.2       Company Actions............................................4

        Section 1.3       Directors of the Company...................................5

        Section 1.4       Stockholder Meeting........................................7

        Section 1.5       Option to Acquire Additional Shares........................8

        Section 1.6       Offer Documents; Schedule 14D-9; Proxy Statement...........8

ARTICLE II        THE MERGER.........................................................8

        Section 2.1       The Merger.................................................8

        Section 2.2       Closing....................................................9

        Section 2.3       Effective Time.............................................9

        Section 2.4       Effects of the Merger......................................9

        Section 2.5       Articles of Incorporation and Bylaws of the Surviving
                          Corporation................................................9

        Section 2.6       Directors and Officers of the Surviving Corporation........9

        Section 2.7       Conversion of Securities..................................10

        Section 2.8       Exchange of Certificates..................................10

        Section 2.9       Appraisal Rights..........................................12

        Section 2.10      Company Stock Options.....................................13

        Section 2.11      Warrants..................................................14

        Section 2.12      Other Actions.............................................14

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................14

        Section 3.1       Organization, Standing and Corporate Power................14

        Section 3.2       Capitalization............................................16

        Section 3.3       Authority; Noncontravention; Voting Requirements..........17

        Section 3.4       Governmental Approvals....................................18

        Section 3.5       Company SEC Documents; Undisclosed Liabilities............19

        Section 3.6       Absence of Certain Changes or Events......................21

        Section 3.7       Legal Proceedings.........................................21



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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                  PAGE
        Section 3.8       Compliance With Laws; Permits.............................21

        Section 3.9       Information Supplied......................................22

        Section 3.10      Tax Matters...............................................22

        Section 3.11      Employee Benefits and Labor Matters.......................24

        Section 3.12      Environmental Matters.....................................26

        Section 3.13      Contracts.................................................27

        Section 3.14      Properties................................................29

        Section 3.15      Reserve Reports; Hedging..................................30

        Section 3.16      Insurance.................................................31

        Section 3.17      Opinion of Financial Advisor..............................32

        Section 3.18      Brokers and Other Advisors................................32

        Section 3.19      State Takeover Statutes...................................32

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER............32

        Section 4.1       Organization..............................................32

        Section 4.2       Authority; Noncontravention...............................32

        Section 4.3       Governmental Approvals....................................33

        Section 4.4       Information Supplied......................................33

        Section 4.5       Ownership and Operations of Purchaser.....................34

        Section 4.6       Financing.................................................34

        Section 4.7       Brokers and Other Advisors................................34

ARTICLE V         ADDITIONAL COVENANTS AND AGREEMENTS...............................34

        Section 5.1       Conduct of Business.......................................34

        Section 5.2       No Solicitation by the Company; Etc.......................38

        Section 5.3       Reasonable Best Efforts...................................42

        Section 5.4       Public Announcements......................................42

        Section 5.5       Access to Information.....................................43

        Section 5.6       Notification of Certain Matters...........................43

        Section 5.7       Indemnification and Insurance.............................43

        Section 5.8       Securityholder Litigation.................................45



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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                  PAGE
        Section 5.9       Fees and Expenses.........................................45

ARTICLE VI        CONDITIONS TO THE MERGER..........................................45

        Section 6.1       Conditions to Each Party's Obligation to Effect the
                          Merger....................................................45

ARTICLE VII       TERMINATION.......................................................45

        Section 7.1       Termination...............................................45

        Section 7.2       Effect of Termination.....................................47

        Section 7.3       Termination Fee...........................................48

ARTICLE VIII      MISCELLANEOUS.....................................................49

        Section 8.1       No Survival, Etc..........................................49

        Section 8.2       Amendment or Supplement...................................49

        Section 8.3       Extension of Time, Waiver, Etc............................50

        Section 8.4       Assignment................................................50

        Section 8.5       Counterparts..............................................50

        Section 8.6       Entire Agreement; No Third-Party Beneficiaries............50

        Section 8.7       Governing Law; Jurisdiction; Waiver of Jury Trial.........50

        Section 8.8       Specific Enforcement......................................51

        Section 8.9       Notices...................................................51

        Section 8.10      Severability..............................................52

        Section 8.11      Definitions...............................................52

        Section 8.12      Interpretation............................................58



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                                      iii

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                          AGREEMENT AND PLAN OF MERGER

            This AGREEMENT AND PLAN OF MERGER, dated as of April 23, 2007 (this "Agreement"), is among Samson Investment Company, a Nevada corporation ("Parent"), Samson Acquisition Corp., a Maryland corporation and wholly owned Subsidiary of Parent ("Purchaser"), and PYR Energy Corporation, a Maryland corporation (the "Company"). Certain terms used in this Agreement are used as defined in Section 8.11.

            WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company each deems it advisable that Parent acquire the Company on the terms and subject to the conditions provided for in this Agreement;

            WHEREAS, Parent and Purchaser have previously commenced a tender offer (the "Pending Offer") to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share of the Company, including the associated Series A Junior Participating Preferred Stock purchase rights (collectively, the "Company Common Stock") for a price of $1.21 per share of Company Common Stock, subject to any required withholding of Taxes, net to the seller in cash, subject to the terms and conditions set forth in the Offer to Purchase dated March 28, 2007, and in the related letter of transmittal;

            WHEREAS, after negotiations between representatives of the parties, Parent and Purchaser have agreed (a) to amend the Pending Offer to provide for the purchase of all of the shares of Company Common Stock (as the Pending Offer is so amended, the "Offer") issued and outstanding (each, a "Share" and collectively, the "Shares") at a price of $1.30 per Share (such amount or any greater amount per Share paid pursuant to the Offer, the "Offer Price"), subject to any required withholding of Taxes, net to the seller in cash, and on the terms and subject to the conditions set forth in this Agreement and (b) following consummation of the Offer, to cause the merger of Purchaser with and into the Company with the Company being the surviving corporation, in accordance with the Maryland General Corporation Law (the "MGCL"), pursuant to which the Shares (other than certain shares as provided in paragraphs (a) and (b) of Section 2.7) will be converted into the right to receive the Offer Price, subject to any required withholding of Taxes, net to the seller in cash, and on the terms and subject to the conditions set forth in this Agreement (the "Merger");

            WHEREAS, the respective Boards of Directors of Parent (on its own behalf and as the sole stockholder of Purchaser), Purchaser and the Company have each approved this Agreement, the Offer and the Merger; and

            WHEREAS, the Board of Directors of the Company has resolved and agreed to recommend that holders of Shares tender their Shares pursuant to the Offer.


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            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I

                                    The Offer
                                    ---------

      SECTION 1.1       The Offer.

            (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1, as promptly as practicable following the date hereof and in any event within five (5) Business Days following the date of this Agreement (or such other later date as the parties may mutually agree in writing), Parent and Purchaser (i) shall amend the Offer to reflect the execution of this Agreement and the terms hereof, (ii) shall file an amendment to their tender offer statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including exhibits thereto, the "Schedule TO") that was originally filed on March 28, 2007, which amendment shall include an amended offer to purchase, form of transmittal letter, form of notice of guaranteed delivery and all other necessary documents and exhibits with the Securities and Exchange Commission (the "SEC") reflecting the terms and conditions of this Agreement, and make all deliveries, filings, publications, mailings and telephonic notices required to be made in connection with the Offer under the federal securities Laws, including Regulations 14D and 14E of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act") (such documents filed or required to be filed with the SEC and such other filings, deliveries, mailings and notices, collectively and together with any amendments, exhibits or supplements thereto, the "Offer Documents") and (iii) shall use their reasonable best efforts to consummate the Offer. The obligations of Purchaser to, and Parent to cause Purchaser to, accept for payment and pay for any Shares tendered pursuant to the Offer are subject only to the conditions that (i) there shall be validly tendered and not withdrawn prior to the expiration of the Offer such number of shares of Company Common Stock that, when added to the shares of Company Common Stock already owned by Parent, Purchaser and their Subsidiaries, would constitute at least a two-thirds of the shares of Company Common Stock outstanding determined on a fully diluted basis (on a "fully diluted basis" meaning the number of Shares then issued and outstanding plus all shares of Company Common Stock which are issuable upon the exercise of any options, rights and warrants and upon conversion of convertible notes (excluding those Shares underlying the Notes) or similar obligations then outstanding, whether or not vested or exercisable) immediately prior to the date of expiration of the Offer (the "Minimum Condition") and (ii) the other conditions set forth in Annex A hereto (collectively with the Minimum Condition, the "Tender Offer Conditions") have been satisfied or waived in writing by Parent.

            (b) Without the prior written consent of the Company, Parent and Purchaser shall not decrease the Offer Price or change the form of consideration payable in the Offer, decrease the number of shares of Company Common Stock


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sought to be purchased in the Offer, waive or change the Minimum Condition, impose additional conditions to the Offer, modify any condition set forth in Annex A or amend any other term of the Offer, in each case, in a manner that is materially adverse to the holders of Shares, except as provided in this Agreement. The initial expiration date of the Offer shall be May 24, 2007 (the "Expiration Date," unless the period of time for which the Offer is open shall be extended in accordance with the immediately following sentence, in which event the term "Expiration Date" shall mean the latest time and date as the Offer, as so extended, may expire); provided, however, that Parent and Purchaser may provide for a subsequent offering period (the "Subsequent Offering Period")after the Expiration Date, in accordance with Rule 14d-11 under the Exchange Act (including the obligations that Purchaser accept and pay for all Shares validly tendered and not withdrawn as promptly as practicable after the expiration of the initial offering period, and accept and pay for any Shares validly tendered during such subsequent offering period promptly following the valid tender thereof). Notwithstanding the foregoing,

                  (i) Parent and Purchaser (A) shall extend the Offer (x) from time to time, for a period not to exceed five (5) Business Days on each occasion, if at the scheduled or extended expiration date of the Offer the Minimum Condition shall not have been satisfied, until such time as such condition is satisfied or waived or this Agreement is terminated or (y) from time to time for a period not to exceed five (5) Business Days at a time (or such other period as the Company shall approve) if condition (a) set forth in Annex A shall not have been satisfied at the scheduled or any extended expiration date of the Offer, until such time as such condition is satisfied or waived or this Agreement is terminated, and (B) may, without the consent of the Company, from time to time, in their sole discretion, extend the Expiration Date for such period (not to exceed ten (10) Business Days on any single occasion) as Parent and Purchaser may determine, to a date that is no later than July 31, 2007 (x) if immediately prior to the scheduled or any extended expiration date any of the other Tender Offer Conditions are not satisfied or waived by Parent or (y) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable Law; and

                  (ii) Parent and Purchaser may increase the Offer Price and extend the Expiration Date to the extent required by applicable Law in connection with such price increase. Parent and Purchaser shall not terminate the Offer prior to any scheduled Expiration Date without the written consent of the Company except in the event that this Agreement is terminated pursuant to
Section 7.1.

            (c) Subject to the terms of the Offer and this Agreement and the satisfaction or waiver of the Tender Offer Conditions as of any Expiration Date, including the Minimum Condition, Parent will cause Purchaser to accept for payment and pay for any and all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer promptly after such Expiration Date (such date as Purchaser shall be obligated to accept for payment any and all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer, the "Acceptance Date"). For the avoidance of doubt, and


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notwithstanding anything in this Agreement to the contrary, Purchaser shall not
(and Parent shall cause Purchaser not to) accept for payment any Shares tendered pursuant to the Offer unless the Minimum Condition shall have been satisfied.

            (d) Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, agrees to correct promptly any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of the Company, in each case, as and to the extent required by applicable federal securities Laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents in advance of their filing with the SEC and dissemination to stockholders of the Company. Parent and Purchaser shall provide to the Company and its counsel copies in writing of any comments and shall inform the Company of any oral comments that Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments and consult with the Company and its counsel prior to responding to any such comments. The Company and its counsel shall be given a reasonable opportunity to review any such written and oral comments and proposed responses.

            (e) Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to purchase any Shares that Purchaser becomes obligated to purchase pursuant to the Offer.

      SECTION 1.2       Company Actions.

            (a) The Company hereby consents to the Offer and represents and warrants that the Company's Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Transactions, including the Offer and the Merger, are in the best interests of the Company's stockholders, (ii) approved and adopted this Agreement and the Transactions in accordance with the MGCL, including for purposes of Section 3-105 thereof, and
(iii) subject to Section 5.2(c), resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by its stockholders The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company's Board of Directors described above. The Company hereby further represents and warrants that (A) the Board of Directors of the Company has received the opinion of C.K. Cooper & Company, dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be received by the Company's stockholders in the Offer and the Merger is fair to such holders from a financial point of view (the "Fairness Opinion") and (B) the Company has been authorized by C.K. Cooper & Company to permit the inclusion of the Fairness Opinion and/or references thereto in the Offer Documents, the


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Schedule 14D-9 and any Proxy Statement, subject to prior review and consent by
C.K. Cooper & Company (such consent not to be unreasonably withheld or delayed).

            (b) The Company shall, after affording Parent and its counsel reasonable opportunity to review and comment thereon, file with the SEC, as promptly as practicable on the date of the filing by Parent and Purchaser of the Offer Documents, an amendment to its Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the "Schedule 14D-9") originally filed on April 11, 2007, with respect to the Offer, reflecting the recommendation of the Board of Directors of the Company described in Section 1.2(a). The Company shall cause the Schedule 14D-9 to be disseminated to holders of the Shares as and to the extent required by applicable federal securities laws. The Company, on the one hand, and each of Parent and Purchaser, on the other hand, shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall be or shall have become false or misleading in any material respect, and the Company shall cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities laws. The Company agrees to provide Parent and its counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, to consult with Parent and its counsel prior to responding to any such comments and to provide Parent with copies of all such responses, whether written or oral.

            (c) The Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish Purchaser with such additional information, including updated listings and computer files of shareholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares.

      SECTION 1.3       Directors of the Company.

            (a) Upon the purchase of Shares pursuant to the Offer and for so long thereafter as Parent and its Subsidiaries directly or indirectly own in the aggregate more than two-thirds of the outstanding Shares, Parent shall be entitled to designate for appointment or election to the Company's Board of Directors, upon written notice to the Company, such number of directors, rounded up to the next whole number, as is equal to the product obtained by multiplying the total number of directors on such Board (after giving effect to the directors designated by Parent pursuant to this sentence) by the percentage that the number of Shares so owned by Parent and its Subsidiaries bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of Parent, promptly cause Parent's designees (and any replacement designees in the event that any designee shall no longer be on such Board of


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Directors) to be so appointed or elected to the Company's Board of Directors and, in furtherance thereof, to the extent necessary, increase the size of such Board of Directors or obtain the resignation of such number of its directors as is necessary to give effect to the foregoing provision. At such time as such designees constitute a majority of the Board (the "Control Date"), the Company shall also, upon the request of Parent, cause such persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, subject to compliance with applicable securities laws and the rules of The American Stock Exchange (the "AMEX"), and (ii) each board of directors (or similar body) of each Subsidiary of the Company and each committee of each such board (or similar body). Notwithstanding the foregoing, until the Effective Time, the Board of Directors of the Company shall have at least one director who is (A) a director of the Company on the date of this Agreement and
(B) Qualified Persons (as defined below) ("Independent Director"); provided, however, that if there is no Independent Director for any reason whatsoever, the other directors shall be required to designate a Qualified Person to fill such vacancy, and such persons shall be deemed to be Independent Director for purposes of this Agreement; and provided further, however, that notwithstanding the foregoing, in no event shall the requirement to have an Independent Director as provided in this Section result in Parent's designees constituting less than a majority of the directors on the Company's Board of Directors unless Parent shall have failed to designate a sufficient number of persons to constitute at least a majority. As used herein, a "Qualified Person" means an individual who
(1) is not an officer of the Company or any of its Subsidiaries, (2) qualifies as an "independent director" as defined in Section 121 of the AMEX Company Guide and (3) is eligible to serve on the Company's audit committee under applicable Exchange Act and AMEX rules.

            (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a), including mailing to the Company's stockholders the information required by such Section 14(f) and Rule 14f-1 (which the Company shall mail together with the Schedule 14D-9 if it receives from Parent and Purchaser the information below on a basis timely to permit such mailing) as is necessary to fulfill the Company's obligations under
Section 1.3(a). Parent and Purchaser shall timely supply the Company in writing and be solely responsible for such information with respect to Parent and Purchaser and their nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1 as is necessary in connection with the appointment of any of Parent's designees under Section 1.3(a). The provisions of
Section 1.3(a) are in addition to and shall not limit any rights that Purchaser, Parent or any of their Affiliates may have as a holder or beneficial owner of Shares as a matter of Law with respect to the election of directors or otherwise.

            (c) Following the election or appointment of Parent's designees pursuant to Section 1.3(a) and prior to the Effective Time, the approval by affirmative vote or written consent of a majority of the Independent Directors then in office (the "Independent Director Approval") shall be required to


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authorize (and such authorization shall constitute the authorization of the
Board of Directors and no other action on the part of the Company, including any action by any other director of the Company, shall be required to authorize) (i) any amendment or termination of this Agreement by the Company, (ii) any extension by the Company of time for performance of any obligation or action under this Agreement by Parent or Purchaser, (iii) any waiver, exercise or enforcement of any of the Company's rights under this Agreement or (iv) any amendment of the articles of incorporation or bylaws of the Company (the "Company Charter Documents") in a manner that adversely affects holders of Company Common Stock (other than Parent or Purchaser).

      SECTION 1.4       Stockholder Meeting.

            (a) As promptly as practicable following the purchase of Shares pursuant to the Offer, if a vote of stockholders is required by applicable Law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable Law and the Company Charter
Documents:

                  (i) duly call, give notice of, convene and hold an annual or special meeting of the Company's stockholders for the purposes of considering and taking action to approve the Merger (the "Company Stockholders Meeting"); and

                  (ii) in consultation with Parent, prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and obtain and furnish the information required by the SEC to be included therein and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (together with all amendments, supplements and exhibits thereto, the "Proxy Statement") to be mailed to the Company's stockholders at the earliest practicable date; provided that no amendments or supplements to the Proxy Statement shall be made by the Company without consultation with Parent. Parent shall provide the Company in writing and be solely responsible for such information with respect to Parent and its Affiliates as shall be required to be included in the Proxy Statement.

            (b) Notwithstanding the provisions of Section 1.4(a), in the event that Parent, Purchaser and any of Parent's other Subsidiaries shall acquire in the aggregate at least 90% of the outstanding Shares pursuant to the Offer or otherwise (including pursuant to Section 1.5), the parties hereto shall, subject to Article VI hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 3-106 of the MGCL.

            (c) Parent shall vote, or cause to be voted, all of the Shares acquired in the Offer or otherwise then owned by it, Purchaser and any of Parent's other Subsidiaries in favor of the adoption of this Agreement.



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      SECTION 1.5 Option to Acquire Additional Shares. The Company hereby grants to Purchaser an option (the "Purchaser Option"), exercisable in accordance with this Section 1.5, to purchase up to that number of newly issued shares of Company Common Stock (the "Purchaser Option Shares") equal to the number of shares that, when added to the number of Shares owned by Parent and its Subsidiaries immediately following consummation of the Offer, shall constitute one share more than 90% of the Shares then outstanding (after giving effect to the issuance of the Purchaser Option Shares) for a cash purchase price per Purchaser Option Share equal to the Offer Price; provided, however, that the number of Purchased Option Shares shall not exceed that number equal to 19.9% of the Shares outstanding on the date of this Agreement. The Purchaser Option may be exercised by Purchaser at any time within five Business Days after Purchaser's acceptance of and payment for Shares pursuant to the Offer, including the Subsequent Offering Period, in accordance with the terms of this Agreement. If Purchaser wishes to so exercise the Purchaser Option, Purchaser shall give the Company written notice within such five-Business Day period specifying the number of shares of Company Common Stock that Purchaser wishes to purchase pursuant to the Purchaser Option and a place and a time (which shall be at least two, but not more than five, Business Days after the date of delivery of such written notice) for the closing of such purchase. At such closing, (i) the purchase price in respect of such exercise of the Purchaser Option (which shall equal the product of (x) the number of shares of Company Common Stock being purchased pursuant to the Purchaser Option and (y) the Offer Price) shall be paid to the Company in immediately available funds by wire transfer to an account designated by the Company, and (ii) the Company shall deliver to Purchaser a certificate or certificates representing the number of shares of Company Common Stock so purchased, which certificates may include any legends required by applicable securities laws. The Company agrees that it shall reserve (and maintain free from preemptive rights) sufficient authorized but unissued shares of Company Common Stock so that the Purchaser Option may be exercised without additional authorization of shares of Common Stock (after giving effect to all other options, warrants, convertible securities and other rights to purchase shares of Company Common Stock).

      SECTION 1.6 Offer Documents; Schedule 14D-9; Proxy Statement. Without limiting any other provision of this Agreement, whenever any party hereto becomes aware of any event or change which is required to be set forth in an amendment or supplement to the Offer Documents, the Schedule 14D-9 and/or the Proxy Statement, such party shall promptly inform the other parties thereof and each of the parties shall cooperate in the preparation, filing with the SEC and (as and to the extent required by applicable federal securities laws) dissemination to the Company's stockholders of such amendment or supplement.

                                   ARTICLE II

                                   The Merger
                                   ----------

      SECTION 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MGCL, at the Effective Time


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Purchaser shall be merged with and into the Company, and the separate corporate existence of Purchaser shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

      SECTION 2.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201, unless another time, date or place is agreed to in writing by the parties hereto.

      SECTION 2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with Maryland's State Department of Assessments and Taxation (the "Department") the articles of merger executed in accordance with the relevant provisions of the MGCL (the "Articles of Merger"). The Merger shall become effective upon the filing of the Articles of Merger or at such later time as is agreed to by the parties hereto and specified in the Articles of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

      SECTION 2.4 Effects of the Merger. The Merger shall have the effects set forth in the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges and powers of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

      SECTION 2.5 Articles of Incorporation and Bylaws of the Surviving Corporation.

            (a) The articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

            (b) The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

      SECTION 2.6 Directors and Officers of the Surviving Corporation.

            (a) Each of the parties hereto shall take all necessary action to cause the directors of Purchaser immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

            (b) The officers of Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

      SECTION 2.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Purchaser or the Company:

            (a) Each issued and outstanding share of capital stock of Purchaser shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

            (b) Any Shares owned by Parent or Purchaser shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

            (c) Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be canceled in accordance with Section 2.7(b) and (ii) any Dissenting Shares), shall be converted into the right to receive an amount of cash equal to the Offer Price payable to the holder thereof upon surrender, in the manner provided in this Agreement, of the certificate formerly representing such Share, without interest (the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with this Agreement, without interest.

      SECTION 2.8       Exchange of Certificates.

            (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive, for the benefit of holders of Shares, the aggregate Merger Consideration to which all holders of Shares shall become entitled pursuant to Section 2.7(c). On the Closing Date, Parent shall deposit such aggregate Merger Consideration with the Paying Agent. Such aggregate Merger Consideration deposited with the Paying Agent shall, pending its disbursement to such holders, be invested by the Paying Agent as directed by Parent. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent or as Parent otherwise directs.

            (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (or evidence of shares in book-entry form), which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose shares were converted pursuant to Section 2.7 into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and which shall be in such form and shall have such other provisions (including customary provisions with respect to delivery of an "agent's message" with respect to shares held in book-entry form) as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions or receipt of an "agent's message" (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this
Article II, without interest.

            (c) Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of Shares upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that evidenced ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.8(e), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

            (d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Article II.

            (e) Termination of Fund. At any time following 180 days after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent free and clear of all claims or interest of any Person previously entitled thereto.

            (f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

            (g) Withholding Taxes. Parent, Purchaser, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Offer or Merger such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or under any provision of state, local or foreign tax Law. To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

      SECTION 2.9 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary and unless an exemption is available under Section 3-202(c) of the MGCL or otherwise, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 3-203 of the MGCL (the "Dissenting Stockholders"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the "Dissenting Shares"), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions under Title 3, Subtitle 2 of the MGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions under Title 3, Subtitle 2 of the MGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the MGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, to the extent an exemption is not available, such holder's Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such Share, in accordance with Section 2.7, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the MGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the MGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.8 to pay for Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.

      SECTION 2.10 Company Stock Options. Prior to and effective as of the Effective Time, the Company shall have taken all such action as is necessary to terminate, subject to compliance with this Section 2.10, the Company Stock Plans and shall have provided written notice to each holder of a then-outstanding PYR Energy Option (whether or not such PYR Energy Option is then vested or exercisable), that such PYR Energy Option shall be, as of the date of such notice, exercisable in full, that such PYR Energy Option shall terminate at the Effective Time and that, if such PYR Energy Option is not exercised or otherwise terminated on or before the Effective Time, such holder shall be entitled to receive in cancellation of such PYR Energy Option the Option Consideration (as defined below) at the Closing. The Company shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then-outstanding PYR Energy Option with regard to the cancellation of such PYR Energy Option. Except as otherwise provided below, the Option Consideration shall be paid as soon after the Closing Date as shall be practicable. Notwithstanding the foregoing, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the Option Consideration otherwise payable such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. For purposes of this Agreement, "Option Consideration" means, with respect to any share of Company Common Stock issuable under a particular PYR Energy Option, an amount equal to the excess, if any, of (i) the Merger Consideration per Share over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under such PYR Energy Option. For purposes of this Agreement, (i) "Company Stock Plans" shall mean the following plans of the Company: 1997 Stock Option Plan; 2000 Stock Option Plan, as amended; and 2006 Stock Inventive Plan and (ii) "PYR Energy Option" shall mean each option issued and outstanding under the Company Stock Plans.

      SECTION 2.11 Warrants. Prior to the Effective Time, the Company shall have taken all action necessary to provide that each Warrant outstanding immediately prior to the Effective Time shall have been terminated and converted at the Effective Time into the right to receive a cash amount equal to the Warrant Consideration. Except as otherwise provided below, the Warrant Consideration shall be paid as soon after the Closing Date as shall be practicable. Notwithstanding the foregoing, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the Warrant Consideration otherwise payable such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. For purposes of this Agreement, "Warrant Consideration" means, with respect to any share of Company Common Stock issuable under a particular Warrant, an amount equal to the excess, if any, of (i) the Merger Consideration per Share over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under such Warrant.

      SECTION 2.12 Other Actions. Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by any options, SARs, warrants or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof.

                                  ARTICLE III

                  Representations and Warranties of the Company
                  ---------------------------------------------

      The Company represents and warrants to Parent and Purchaser that except as set forth in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure relates) delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"):

      SECTION 3.1       Organization, Standing and Corporate Power.

            (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Except as disclosed in Section 3.1(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect (as defined below) on the Company ("Company Material Adverse Effect"). For purposes of this Agreement, "Material Adverse Effect" shall mean, with respect to any party, any material adverse effect on, or any change, event, occurrence or state of facts materially adverse to, (i) the business, properties, assets, liabilities (contingent or otherwise), results of operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, or
(ii) such party's ability to, in a timely manner, perform its obligations under this Agreement or consummate the Transactions.

            (b) Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the "blue sky" laws of the various States of the United States) (collectively, "Liens"). Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

            (c) The copies of the Company Charter Documents that are incorporated by reference as exhibits to the Company's Annual Report on Form 10-KSB for the year ended August 31, 2006 are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement. The Company has delivered to Parent complete and correct copies of the articles of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries (the "Subsidiary Documents"), as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions. The Company will make available to Parent and its representatives within five Business Days from the execution of this Agreement its corporate record books, including copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of meetings of stockholders, the Board of Directors and committees of the Board of Directors of the Company and each of its Subsidiaries held since January 1, 2005.

      SECTION 3.2       Capitalization.

            (a) The authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"). At the close of business on April 17, 2007, (i) 38,010,258 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 7,250,000 shares of Company Common Stock were reserved for issuance under the Company Stock Plans (of which 1,990,764 shares of Company Common Stock were subject to outstanding PYR Energy Options granted under the Company Stock Plans), (iv) 627,500 shares of Company Common Stock were reserved for issuance upon exercise of the warrants referred to in Section 3.2(a) of the Company Disclosure Schedule (correct and complete copies of which have been delivered to Parent by the Company) ("Warrants"), (v) 5,810,001 shares of Company Common Stock were reserved for issuance upon conversion of the Company's convertible securities referred to in Section 3.2(a) of the Company Disclosure Schedule (correct and complete copies of which have been delivered to Parent by the Company) ("Convertible Securities"), (vi) no shares of Company Preferred Stock were issued or outstanding and (vii) no shares of Company Common Stock are held by any Subsidiary of the Company. All Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Included in Section 3.2(a) of the Company Disclosure Schedule is a correct and complete list, as of April 17, 2007, of all outstanding options or other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Plans or otherwise, and, for each such option or other right, the number of shares of Company Common Stock subject thereto, the terms of vesting, the grant and expiration dates and exercise price thereof and the name of the holder thereof. All PYR Energy Options have an exercise price equal to no less than the fair market value of the underlying shares of Company Common Stock on the date of grant. Since April 17, 2007, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding options, Warrants and Convertible Securities, in each case, referred to above in this Section 3.2(a). Except (A) as set forth above in this Section 3.2(a) or (B) as otherwise expressly permitted by Section 5.1 hereof, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock.

            (b) None of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.

      SECTION 3.3       Authority; Noncontravention; Voting Requirements.

            (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval of its stockholders to the adoption of this Agreement as contemplated by Section 1.4 (to the extent required by the MGCL) (the "Company Stockholder Approval"), to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors (including exempting the Offer, the Merger, this Agreement and the Transactions from the Maryland Business Combination Act and the Maryland Control Share Acquisition Act (as defined in Section 3-605 and
Section 3-710 of the MGCL, respectively)), and except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

            (b) The Company's Board of Directors, at a meeting duly called and held, has unanimously (i) approved and declared advisable this Agreement and the Transactions, including the Offer and the Merger (such approval having been made in accordance with the MGCL, including for purposes of Section 3-105 thereof) and (ii) recommended that the stockholders of the Company accept the Offer, tender their Shares to Purchaser pursuant thereto and approve the Merger.

            (c) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a "Contract") or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

            (d) The affirmative vote (in person or by proxy) of the holders of two-thirds of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

            (e) The Company has made available to Parent a complete and correct copy of all current and proposed amendments and exhibits to the Rights Agreement, dated January 31, 2007, between the Company and U.S. Stock Transfer Corporation, as Rights Agent, which is available in the Filed Company SEC Documents. The Company's Board of Directors has approved an amendment (the "Rights Amendment") to the Rights Agreement to provide that: (i) a Distribution Date shall not occur, the Rights shall not separate (to the extent the Rights Agreement otherwise provides for such separation) or become exercisable, neither Parent nor Purchaser, nor any Affiliate or Associate of Parent or Purchaser, shall become an Acquiring Person, and the Shares Acquisition Date shall not be deemed to occur as a result of the execution, delivery or performance of this Agreement or any other transactions contemplated by this Agreement, the public announcement of such execution and delivery or, the public announcement or the commencement of the Offer or the consummation of the Offer and (ii) the Rights Agreement shall expire, and no Person shall have any rights pursuant to the Rights Agreement, after the consummation of the Offer in accordance with the terms thereof and the terms and conditions hereof, including the acceptance for payment of, and the payment for all shares of Company Common Stock tendered pursuant to the Offer. The Company shall, within one (1) day of the date of this Agreement, deliver a certificate to the Rights Agent that the Rights Amendment satisfies the terms of Section 27 of the Rights Agreement and the Rights Agent shall, and the Company shall cause the Rights Agent to, within one (1) day of the date of this Agreement, duly execute and deliver the Rights Amendment. Solely for purposes of this Section 3.4(c), the terms "Rights Agent," "Distribution Date," "Rights," "Affiliates," "Associates," "Shares Acquisition Date" and "Acquiring Person" shall have the meaning ascribed to them in the Rights Agreement.

      SECTION 3.4 Governmental Approvals. Except for (i) the filing with the SEC of the Schedule 14D-9 and, if necessary, of a Proxy Statement in definitive form relating to the Company Stockholders Meeting, and other filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of AMEX and (ii) the filing of the Articles of Merger with the Department pursuant to the MGCL, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

      SECTION 3.5       Company SEC Documents; Undisclosed Liabilities.

            (a) The Company has filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements with the SEC since September 1, 2003 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). None of the Company's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation.

            (b) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole).

            (c) The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Board of Directors of the Company (x) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are complete and correct.

            (d) The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act.

            (e) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent reflected or reserved against on the audited balance sheet of the Company and its Subsidiaries as of August 31, 2006 (the "Balance Sheet Date") (including the notes thereto) included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

            (f) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or any Company SEC Documents.

      SECTION 3.6 Absence of Certain Changes or Events. Since the Balance Sheet Date there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or could reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents, since the Balance Sheet Date (a) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (b) neither the Company nor any of its Subsidiaries has taken any action described in Section 5.1 that if taken after the date hereof and prior to the Effective Time without the prior written consent of Parent would violate such provision. Without limiting the foregoing, except as disclosed in the Filed Company SEC Documents, since the Balance Sheet Date there has not occurred any damage, destruction or loss (whether or not covered by insurance) of any material asset of the Company or any of its Subsidiaries which materially affects the use thereof.

      SECTION 3.7 Legal Proceedings. Except as disclosed in the Filed Company SEC Documents and Section 3.7 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened, material legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, by or before any Governmental Authority.

      SECTION 3.8 Compliance With Laws; Permits. The Company and its Subsidiaries are (and since September 1, 2003 have been) in compliance in all material respects with all laws, statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (collectively, "Laws") applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations. The Company and its Subsidiaries hold all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses (collectively, "Permits"). The Company and its Subsidiaries are (and since September 1, 2003 have been) in compliance in all material respects with the terms of all Permits. Since September 1, 2003, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (a) claimed or alleged that the Company or any of its Subsidiaries was not in compliance with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations or (b) was considering the amendment, termination, revocation or cancellation of any Permit. To the Company's Knowledge, the consummation of the Merger, in and of itself, will not cause the revocation or cancellation of any Permit.

      SECTION 3.9 Information Supplied. Subject to the accuracy of the representations and warranties of Parent and Purchaser set forth in Section 4.4, neither the Schedule 14D-9 nor any information supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion or incorporation by reference in the Offer Documents will, at the respective times the Schedule 14D-9, the Offer Documents, or any amendments or supplements thereto, are filed with the SEC or at the time they are first published, sent or given to stockholders of the Company, or at the expiration of the Offer, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (if any) will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time of the Company Stockholders Meeting (if such a meeting is held), omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. The Proxy Statement (if any) and the Schedule 14D-9 will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Purchaser for inclusion or incorporation by reference in any of the foregoing documents.

      SECTION 3.10      Tax Matters.

            (a) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. All Taxes shown to be due on such filed Tax Returns, or otherwise required to be paid by the Company or any of its Subsidiaries, have been timely paid.

            (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods (including any portion thereof) through the date of such financial statements. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries.

            (c) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since the effective date of Section 355(e) of the Code.

            (d) Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, no audit or other administrative or court proceeding relating to Taxes is pending with or threatened by any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received.

            (e) Except as set forth in Section 3.10(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

            (f) The Company will make available to Parent within five Business Days from the execution of this Agreement correct and complete copies of (i) all income and franchise Tax Returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of the Company or any of its Subsidiaries.

            (g) Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company), (B) engaged in any "reportable transaction" within the meaning of Treasury Regulation ss. 1.6011-4(b), nor (C) waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. The Company and its Subsidiaries have timely withheld, collected, deposited or paid all Taxes required to have been withheld, collected, deposited or paid, as the case may be, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

            (h) For purposes of this Agreement: (x) "Taxes" shall mean (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and
(C) any liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise, and (y) "Tax Returns" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      SECTION 3.11      Employee Benefits and Labor Matters.

            (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of: (i) all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all other employee benefit plans, policies, agreements or arrangements, and (iii) all payroll practices, including employment, consulting or other compensation agreements, or bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, health, life insurance and educational assistance plan, policies, agreements or arrangements with respect to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise, for current or former employees, consultants or directors of the Company or any of its Subsidiaries (collectively, the "Company Plans"). The negotiation, execution, delivery and performance of the Employee Severance Agreements (as defined in Section 3.10(e) of the Company Disclosure Schedule) have been duly approved by the compensation committee of the board of directors of the Company in accordance with Rule 14d-10 of the Exchange Act.

            (b) Correct and complete copies of the following documents with respect to each of the Company Plans will be delivered to Parent by the Company within five Business Days from the execution of this Agreement to the extent applicable: (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent IRS determination letter; (iv) the most recent summary plan descriptions; and (v) written summaries of all non-written Company Plans.

            (c) The Company Plans have been maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other Laws.

            (d) The Company Plans intended to qualify under Section 401 or other tax-favored treatment under of Subchapter B of Chapter 1 of Subtitle A of the Code are so qualified, and any trusts intended to be exempt from federal income taxation under the Code are so exempt. To the Company's Knowledge, nothing has occurred with respect to the operation of the Company Plans that could cause the loss of such qualification or exemption, or the imposition of any liability, penalty or tax under ERISA or the Code.

            (e) Parent will not have any obligation to make any contribution or other payment to any "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan") which it would not have had but for the consummation of the Transactions.

            (f) None of the Company Plans has been subject to Title IV of ERISA or is a Multiemployer Plan or is or has been subject to Sections 4063 or 4064 of ERISA.

            (g) There are no pending actions, claims or lawsuits arising from or relating to the Company Plans, (other than routine benefit claims), nor does the Company have any Knowledge of facts that could form the basis for any such claim or lawsuit.

            (h) All amendments and actions required to bring the Company Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable Laws have been made or taken, except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

            (i) Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, none of the Company Plans provide for post-employment life or health coverage for any participant or any beneficiary of a participant, except as may be required under Part 6 of the Subtitle B of Title I of ERISA and at the expense of the participant or the participant's beneficiary.

            (j) Except as set forth in Section 3.11(j) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any employee, (ii) increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan, or (iv) require any contributions or payments to fund any obligations under any Company Plan.

            (k) Any individual who performs services for the Company or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of the Company or any of its Subsidiaries for federal income tax purposes by the Company is not an employee for such purposes.

            (l) None of the employees of the Company or its Subsidiaries is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. There is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor has there ever been union representation involving any of the employees of the Company or any of its Subsidiaries. There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that could be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual. The Company and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for immaterial non-compliance. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company or any of its Subsidiaries since January 1, 2005.

      SECTION 3.12      Environmental Matters.

            (a) Except for those matters that, individually or in the aggregate, have not had and could not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (A) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, (B) there is no investigation, suit, claim, action or proceeding relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or any of its Subsidiaries, (C) neither the Company nor any of its Subsidiaries has received any notice of or entered into or assumed by Contract or operation of Law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws, and (D) no facts, circumstances or conditions exist with respect to the Company or any of its Subsidiaries or any property currently (or, to the Knowledge of the Company, formerly) owned, operated or leased by the Company or any of its Subsidiaries or any property to or at which the Company or any of its Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company and its Subsidiaries incurring Environmental Liabilities.

            (b)   For purposes of this Agreement:

                  (i) "Environmental Laws" means all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Materials, or to human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), the Toxic Substances

Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), each of their state and local counterparts or equivalents. each of their foreign and international equivalents, and any transfer of ownership notification or approval statute (including the Industrial Site Recovery Act (N.J. Stat. Ann. ss. 13:1K-6 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

                  (ii) "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental permit, order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

                  (iii) "Hazardous Materials" means any material, substance of waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous", "toxic", a "pollutant", a "contaminant", "radioactive" or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

                  (iv) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

      SECTION 3.13      Contracts.

            (a)   Set forth in Section 3.13(a) of the Company Disclosure
Schedule is a list of the following contracts to which the Company or any of its Subsidiaries is a party (other than contracts filed as exhibits to the Filed Company SEC Documents and those with a value or which involve an obligation of the Company in an amount less than $25,000): (A) Contract that purports to limit, curtail or restrict the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or line of business or restrict the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or deliver services , (B) partnership or joint venture agreement, (C) Contract for the acquisition, sale or lease of material properties or assets (by merger, purchase or sale of stock or assets or otherwise) entered into since September 1, 2003, (D) Contract with any (x) Governmental Authority or (y) director or officer of the Company or any of its Subsidiaries or any Affiliate of the Company, (E) loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, (F) financial derivatives master agreement or confirmation, or futures account opening agreements and/or brokerage statements, evidencing financial hedging or similar trading activities, (G) voting agreement or registration rights agreement, (H) mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any material property or assets of the Company or any of its Subsidiaries, (I) customer or supply Contract that involves total consideration in excess of $10,000, (J) collective bargaining agreement, (K) "standstill" or similar agreement, (L) Contract that restricts or otherwise limits the payment of dividends or other distributions on equity securities, (M) to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, (1) lease or rental Contract, (2) product design or development Contract, (3) consulting Contract, (4) indemnification Contract, (5) license or royalty Contract, (6) merchandising, sales representative or distribution Contract or (7) Contract granting a right of first refusal or first negotiation, (N) Contract for the sale of Hydrocarbons produced from or attributable to the Oil and Gas Interests, except those sales contracts that can be terminated by Seller and its assigns upon not more than 90 days without penalty or detriment to the Company and its assigns, (O) Contract that creates any area of mutual interest with respect to the acquisition by Parent or its assigns of any Oil and Gas Interests, and (P) commitment or agreement to enter into any of the foregoing (the Contracts and other documents required to be listed on Section 3.13(a) of the Company Disclosure Schedule and those filed as material contracts in exhibits to the Filed Company SEC Documents, together with any and all other Contracts of such type entered into in accordance with Section 5.2(a), each a "Material Contract"). The Company will make available to Parent within five Business Days from the execution of this Agreement correct and complete copies of each Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and material "side letters" and similar documentation relating thereto.

            (b) Each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception. Except as separately identified in Section 3.13(b) of the Company Disclosure Schedule, no approval, consent or waiver of any Person is needed in order that any Material Contract continue in full force and effect following the consummation of the Transactions. Neither the Company nor any of its Subsidiaries is in default under any Material Contract or other Contract to which the Company or any of its Subsidiaries is a party (collectively, the "Company Contracts"), nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except for such defaults as, individually or in the aggregate, have not had and could not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. To the Knowledge of the Company, no other party to any Company Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, have not had and could not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has received any notice of termination or cancellation under any Material Contract, received any notice of breach or default in any material respect under any Material Contract. The Company has fully complied with all of its obligations under Section 7 of the Amexco Agreement.

      SECTION 3.14      Properties.

            (a) The Company owns no real property other than the Oil and Gas Interests.

            (b) Section 3.14(b) of the Company Disclosure Schedule contains a complete and correct list of all real property leases and any and all amendments thereto relating to the leased real property to which the Company and its Subsidiaries are a party or are bound other than Leases related to Oil and Gas Interests (the "Real Property Leases"). Except as disclosed in Section 3.14(b) of the Company Disclosure Schedule, (i) each of the Real Property Leases is in full force and effect, and, to the Company's Knowledge, is enforceable against the landlord which is party thereto in accordance with its terms (subject to the Bankruptcy and Equity Exception), (ii) there are no subleases under the Real Property Leases and none of the Real Property Leases has been assigned, (iii) no notices of default or notices of termination have been received by the Company with respect to the Real Property Leases which have not been withdrawn or cancelled and (iv) the Company and the Company's Subsidiaries are not, and to the Company's Knowledge, no other party is, in default under any Real Property Lease. There is no Company Knowledge of, nor has there been receipt of any written notice of, a proceeding in eminent domain or other similar proceeding affecting property listed on Section 3.14(b) of the Company Disclosure Schedule.

            (c) Section 3.14(c) of the Company Disclosure Schedule sets forth a description of all Oil and Gas Interests owned by the Company and its Subsidiaries in the Principal Properties, including the Net Revenue Interests and Working Interests of the Company or such Subsidiary therein. Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, each of the Company and its Subsidiaries, as applicable, has Defensible Title to all of its respective Oil and Gas Interests in the Principal Properties.

            (d) All net profits interests, overriding royalties and other similar interests held by third parties in the Oil and Gas Interests of the Company and its Subsidiaries in the Principal Properties that have been created or established by or through the Company or its Subsidiaries (inclusive of those arising under that certain net profits agreement with the Venus Exploration Trust) are (i) disclosed in the Filed Company SEC Documents or (ii) listed on
Section 3.14(d) of the Company Disclosure Schedule, and have been properly accounted for.

            (e) The Leases comprising the Oil and Gas Interests related to the Principal Properties are in full force and effect, and to the Company's Knowledge, all proceeds from the sale of the Company's and its Subsidiaries' share of the Hydrocarbons being produced from such Oil and Gas Interests are currently being paid in full to the Company or its Subsidiaries by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other party, except as set forth in Section 3.14(e) of the Company Disclosure Schedule. No person has any call upon, option to purchase, or similar rights with respect to any portion of the production from such Leases.

            (f) Except for obligations incurred in the normal and ordinary course of operating the Company's business, Section 3.14(f) of the Company Disclosure Schedule sets forth the Company's and its Subsidiaries' obligations to drill additional wells or conduct other material development operations.

            (g) Except as disclosed in the Filed Company SEC Documents, to the Company's Knowledge no wells located on the Oil and Gas Interests of the Company and its Subsidiaries are shut-in or incapable of producing for which the Company or any Company Subsidiary has or will have any liability to plug and abandon or have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each Governmental Authority having jurisdiction over the Oil and Gas Interests.

            (h)   To the Company's Knowledge and other than as disclosed in
Section 3.14(h) of the Company Disclosure Schedule and the Nome Long #1 well as disclosed in the Filed Company SEC Documents, there are no wellhead or pipeline imbalances attributable to the Oil and Gas Interests of the Company and its Subsidiaries.

            (i) To the Company's Knowledge (i) all of the material Wells in which the Company or any of its Subsidiaries has a material Oil and Gas Interest have been drilled and completed within the boundaries of such property or within the limits otherwise permitted by contract, pooling or unit agreement, and applicable Law, and all drilling and completion of the material wells included in each property and all development and operations on such property have been conducted in compliance with all applicable Law, ordinances, rules, regulations and Permits, and judgments, orders and decrees of any Governmental Authority and
(ii) no material well included on any property is subject to penalties on allowables after the date hereof because of any overproduction or any other violation of applicable Law, rules, regulations or Permits or judgments, orders or decrees of any Governmental Authority which would prevent such well from being entitled to its full legal and regular allowable from and after the date hereof as prescribed by any Governmental Authority.

      SECTION 3.15      Reserve Reports; Hedging.

            (a) The reserve information of the Company and the Company Subsidiaries contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2006 is derived from a reserve report prepared by

Ryder Scott Company, L.P. (the "Reserve Report"). The factual, non-interpretive data on which the Company's estimates of proved oil and gas reserves attributable to the Oil and Gas Interests of the Company and the Company's Subsidiaries were based in connection with the preparation by the Company of the proved oil and gas reserve reports concerning the Oil and Gas Interests of the Company and the Company's Subsidiaries as of August 31, 2006 were (at the time included in, or as modified or amended prior to the issuance of, the Reserve Report) accurate in all material respects. The estimates of proved oil and gas reserves used by the Company and the present value of any future net cash flows therefrom in the Reserve Report are in accordance with the definitions contained in Rule 4-10(a) of Regulation S-X promulgated by the SEC. Except for changes generally affecting the oil and gas industry (including changes in commodity prices), there has been no material change with respect to the matters addressed in the Reserve Report.

            (b) The Company has not entered into any Hydrocarbon and financial Hedging positions attributable to the production of the Company and the Company's Subsidiaries. For purposes of this Agreement, a "Hedge" means a derivative transaction within the coverage of SFAS No. 133, including any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or transportation arrangements related to such transactions.

      SECTION 3.16 Insurance. Section 3.16 of the Company Disclosure Schedule sets forth a correct and complete list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries (the "Policies"). The Policies (i) have been issued by insurers which, to the Knowledge of the Company, are reputable and financially sound,
(ii) provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary practice in the oil and gas industry and (iii) are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any of the Policies. The consummation of the Transactions will not, in and of itself, cause the revocation, cancellation or termination of any Policy.

      SECTION 3.17 Opinion of Financial Advisor. The Board of Directors of the Company has received the Fairness Opinion and the Company has delivered to Parent a correct and complete copy of the Fairness Opinion.

      SECTION 3.18 Brokers and Other Advisors. Except for C.K. Cooper & Company, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered to Parent a correct and complete copy of the Company's engagement letters with C.K. Cooper & Company, which letter describes all fees payable to C.K. Cooper & Company in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of C.K. Cooper & Company (the "Engagement Letters").

      SECTION 3.19 State Takeover Statutes. No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of the Maryland Business Combination Act and the Maryland Control Share Acquisition
Act) applicable to the Company is applicable to the Offer, the Merger or the other Transactions. The Board of Directors of the Company has taken all acts necessary to exempt the Offer, the Merger, this Agreement and the Transactions from the Maryland Business Combination Act and the Maryland Control Share Acquisition Act (as defined in Section 3-605 and 3-710 of the MGCL, respectively).

                                   ARTICLE IV

             Representations and Warranties of Parent and Purchaser
             ------------------------------------------------------

      Parent and Purchaser jointly and severally represent and warrant to the
Company:

      SECTION 4.1 Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.

      SECTION 4.2 Authority; Noncontravention.

            (a) Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Purchaser of this Agreement, and the consummation by Parent and Purchaser of the Transactions, have been duly authorized and approved by their respective Boards of Directors (and has been adopted by Parent as the sole stockholder of Purchaser), and no other corporate action on the part of Parent and Purchaser is necessary to authorize the execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

            (b) Neither the execution and delivery of this Agreement by Parent and Purchaser, nor the consummation by Parent or Purchaser of the Transactions, nor compliance by Parent or Purchaser with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the articles of incorporation or bylaws of Parent or Purchaser or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or
(y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Purchaser or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Purchaser or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, could not reasonably be expected to prevent or materially impair the ability of Parent or Purchaser to consummate the Transactions (a "Parent Material Adverse Effect").

      SECTION 4.3 Governmental Approvals. Except for (i) the filing with the SEC of the Offer Documents and, if necessary, a Proxy Statement in definitive form relating to the Company Stockholders Meeting, and other filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of The AMEX, and (ii) the filing of the Articles of Merger with the Department pursuant to the MGCL, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Purchaser or the consummation by Parent and Purchaser of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

      SECTION 4.4 Information Supplied. Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.9, none of the Schedule TO, the Offer Documents or any information supplied (or to be supplied) in writing by or on behalf of Parent or Purchaser specifically for inclusion or incorporation by reference in the Schedule 14D-9 will, at the respective times the Schedule TO, the Offer Documents, the Schedule 14D-9, or any amendments or supplements thereto, are filed with the SEC or at the time they are first published, sent or given to stockholders of the Company, or at the expiration of the Offer, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement (if any) will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and will not, at the time of the Company Stockholders Meeting (if such a meeting is held), omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. The Schedule TO and the Offer Documents will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing documents.

      SECTION 4.5 Ownership and Operations of Purchaser. Parent owns beneficially and of record all of the outstanding capital stock of Purchaser. Purchaser was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

      SECTION 4.6 Financing. Parent and Purchaser collectively have, and will have at the dates that Purchaser becomes obligated to accept for payment and pay for Shares pursuant to the Offer, during the Subsequent Offering Period and at the Effective Time, sufficient cash resources available to pay for the Shares that Purchaser becomes so obligated to accept for payment and pay for pursuant to the Offer and to pay the aggregate Merger Consideration pursuant to the Merger.

      SECTION 4.7 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from the Company in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

                                    ARTICLE V

                       Additional Covenants and Agreements
                       -----------------------------------

      SECTION 5.1 Conduct of Business. Except as expressly permitted by this Agreement or as required by applicable Law, and unless Parent shall otherwise agree in writing, during the period from the date of this Agreement until the Control Date, the Company shall, and shall cause each of its Subsidiaries to,
(a) conduct its business in the ordinary course consistent with past practice,
(b) comply in all material respects with all applicable Laws and the requirements of all Material Contracts, (c) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, in each case, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time, (d) (i) instruct all attorneys and legal counsel for the Company and its Subsidiaries to move to stay or otherwise postpone the trial setting for Civil Action No. 1:05-CVB-530-ESH pending in the United States District Court for the Eastern District of Texas, Beaumont Division, including all discovery and other pre-trial proceedings and (ii) except to the extent necessary to carry out the requirements of Section 5.01(d)(i) above, not to take any further action regarding, or to incur any further costs or expenses related to, (1) any existing litigation or proceeding, or (2) any litigation or proceeding arising after the date hereof without prior consultation with Parent; provided that if Parent, Purchaser or any of their Affiliates commences any litigation or proceeding after the date hereof against the Company, then Section 5.1(d)(ii) shall not apply with respect to such new litigation or proceeding; provided, further, that if Purchaser has not purchased and acquired pursuant to the Offer that number of Shares necessary to satisfy the Minimum Condition prior to July 31, 2007, then the provision of these Sections 5.1(d)(i) and 5.1(d)(ii) shall expire and terminate, (e) submit to Parent all third party proposals for drilling, reworking, deepening, plugging or abandonment operations (collectively, "Third Party Proposals") received by the Company or its Subsidiaries which involves an expenditure by Company or any of its Subsidiaries in excess of $10,000 and, unless Parent shall otherwise agree in writing, shall not and shall not permit any of its Subsidiaries to consent to participation or non-participation in any Third Party Proposals, and (f) keep in full force and effect all material insurance policies maintained by the Company and its Subsidiaries, other than changes to such policies made in the ordinary course of business. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or as required by applicable Law, during the period from the date of this Agreement to the Control Date, unless Parent shall otherwise agree in writing, the Company shall not, and shall not permit any of its Subsidiaries to:

                  (i) (A) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that the Company may issue shares of Company Common Stock upon (1) the exercise of options granted under the Company Stock Plans and Warrants and (2) the conversion of Convertible Securities, in each case, that are outstanding on the date of this Agreement and in accordance with the terms thereof; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent); (D) split, combine, subdivide or reclassify any shares of its capital stock; or (E) amend (including by reducing an exercise price or extending a term) or waive any of its rights under any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;

                  (ii) incur or assume any indebtedness for borrowed money (including any draws on existing credit facilities) or guarantee any indebtedness (or enter into a "keep well" or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries;

                  (iii) sell, transfer, lease, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its properties or assets (including securities of Subsidiaries) to any Person, except (A) sales of Hydrocarbons in the ordinary course of business consistent with past practice or (B) pursuant to Contracts in force at the date of this Agreement and listed on Section 5.1(iii) of the Company Disclosure Schedule, correct and complete copies of which will be made available to Parent within five Business Days from the execution of this Agreement;

                  (iv) make any material expenditure, except for any capital expenditure already agreed or committed to by the Company as of the date of this Agreement under any existing authority for expenditure, operating agreement or similar contract (capital expenditures include, without limitation, drilling, workover, completion and equipment costs directly associated with Wells, but specifically excludes any legal fees, consulting fees or fees for personal services of any nature);

                  (v) directly or indirectly acquire (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person or, (B) except in the ordinary course of business consistent with past practice, any assets;

                  (vi) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business;

                  (vii) (A) enter into, terminate or amend any Material Contract, or, other than in the ordinary course of business consistent with past practice, any other Contract that is material to the Company and its Subsidiaries taken as a whole, (B) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area, (C) amend or modify the Engagement Letters, (D) enter into any Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions, or (E) release any Person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement;

                  (viii) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate, other than immaterial amendments that do not increase benefits or costs under such plan, as required under this Agreement, pursuant to applicable Law or pursuant to the terms of the agreements set forth on Section 5.1(viii) of the Company Disclosure Schedule (correct and complete copies of which will be made available to Parent within five Business Days from the date of this Agreement);

                  (ix) make, change or rescind any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling;

                  (x) make any changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

                  (xi) amend the Company Charter Documents or the Subsidiary Documents;

                  (xii) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly owned Subsidiaries of the Company);

                  (xiii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in accordance with their terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                  (xiv) enter into any Hedging transactions;

                  (xv) non-consent or agree to non-consent with respect to any Oil and Gas Interest;

                  (xvi) become bound or obligated to participate in any drilling operation, or consent to participate in any drilling operation, with respect to any direct and indirect interests in and rights with respect to Oil and Gas Interests that requires a capital expenditure in each case in excess of $10,000 net to the Company's or its Subsidiaries' interest unless (i) the operation is currently an existing obligation of the Company or its Subsidiaries or (ii) is a workover or similar operation necessary to extend, preserve or maintain an Oil and Gas Interest;

                  (xvii) settle or compromise any litigation or proceeding material to the Company and its Subsidiaries taken as a whole (this covenant being in addition to the Company's agreement set forth in Section
      5.8 hereof); or

                  (xviii) agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action which would (A) cause any of the representations or warranties of the Company set forth in this Agreement (1) that are qualified as to materiality or Material Adverse Effect to be untrue or (2) that are not so qualified to be untrue in any material respect, or (B) in any material respect impede or delay the ability of the parties to satisfy any of the conditions to the Offer or the Merger set forth in this Agreement (including Annex A hereto).

      SECTION 5.2       No Solicitation by the Company; Etc.

            (a) Subject to the terms of this Section 5.2(a), the Company shall, and shall cause its Subsidiaries and the Company's and its Subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and use best efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company, its Subsidiaries or Representatives. The Company shall not, and shall cause its Subsidiaries and Representatives not to, directly or indirectly (i) solicit, initiate, or knowingly take any action to facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal; provided, however, that if after the date hereof the Board of Directors of the Company receives an unsolicited, bona fide written Takeover Proposal made after the date hereof in circumstances not involving a breach of this Agreement or any standstill agreement, and the Board of Directors of the Company reasonably believes in good faith that such Takeover Proposal will lead to a Superior Proposal and with respect to which such Board determines in good faith, after considering applicable provisions of state law and after consulting with and receiving the advice of outside counsel, that the taking of such action is necessary in order for such Board of Directors to comply with its duties as directors under Section 2-405.1 of the MGCL, then the Company may at any time prior to the Purchase Date (but in no event after the Purchase Date) and after providing Parent not less than 24 hours written notice of its intention to take such actions, directly or indirectly through advisors, agents or other intermediaries (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal, but only after such Person enters into a customary confidentiality agreement with the Company, provided that (1) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and (2) the Company advises Parent of all such non-public information delivered to such Person concurrently with its delivery to such Person and concurrently with its delivery to such Person the Company delivers to Parent all such information not previously provided to Parent, and (B) participate in discussions and negotiations with such Person regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company's Subsidiaries or Representatives shall be deemed to be a breach of this Section 5.2 by the Company. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within 24 hours of the execution thereof.

            (b) In addition to the other obligations of the Company set forth in this Section 5.2, the Company shall promptly advise Parent, orally and in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall promptly keep Parent fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests and of the status of any such discussions or negotiations.

            (c) Except as expressly permitted by this Section 5.2(c), neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the recommendation by such Board of Directors that stockholders of the Company accept the Offer, tender their Shares to Purchaser pursuant thereto and adopt this Agreement (the "Company Recommendation") or the approval or declaration of advisability by such Board of Directors of this Agreement and the Transactions (including the Offer and the Merger) or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change"), (ii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize the Company or any of its Subsidiaries to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with Section 5.2(a)) (each, a "Company Acquisition Agreement") or (iii) except as contemplated by this Agreement, amend or waive the Rights Agreement, redeem the Rights or take any action which would allow any Person other than Parent or Purchaser to acquire beneficial ownership of 15% (or, if applicable, the Grandfathered Percentage, as such term is defined in the Rights Agreement) or more of the shares of Company Common Stock without causing a "Distribution Date," or the "Shares Acquisition Date" (each as defined in the Rights Agreement) to occur. Notwithstanding the foregoing, (x) the Board of Directors of the Company may withdraw or modify the Company Recommendation, recommend a Takeover Proposal, or redeem the Rights, amend or waive the Rights Agreement, if such Board determines in good faith, after reviewing applicable provisions of state law and after consulting with outside counsel, that the failure to make such withdrawal, modification, recommendation or redemption would constitute a breach by the Board of Directors of the Company of its fiduciary duties to the Company's stockholders under Maryland law, and (y) if the Board of Directors of the Company receives after the date hereof an unsolicited, bona fide written Takeover Proposal that was made in circumstances not involving a breach of this Agreement and that such Board determines in good faith constitutes a Superior Proposal, the Board of Directors of the Company may, in response to such Superior Proposal and within 48 hours after the expiration of the three business day period described below (but in no event later than the Purchase Date), enter into a Company Acquisition Agreement with respect to such Superior Proposal if the Company shall have concurrently with entering into such Company Acquisition Agreement terminated this Agreement pursuant to Section 7.1(c)(i) and prior thereto paid the Termination Fee required pursuant to Section 7.3, but only after the third business day following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company is prepared to enter into a Company Acquisition Agreement with respect to such Superior Proposal (which notice shall include the most current versions of such agreement and proposal) and terminate this Agreement, and only if, during such three business day period, the Company and its representatives shall have negotiated in good faith with Parent and Parent's representatives to make such adjustments in the terms of this Agreement as would enable Parent to proceed with the transactions contemplated by this Agreement on such adjusted terms and, at the end of such three business day period, after taking into account any such adjusted terms as may have been proposed by Parent since its receipt of such written notice, the Board of Directors of the Company has again in good faith made the determination referred to above in this clause (y).

            (d)   For purposes of this Agreement:

            "Takeover Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 15% or more of the Company's consolidated assets or to which 15% or more of the Company's revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 15% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 15% or more of any class of equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; in each case, other than the Transactions.

            "Superior Proposal" means a bona fide written offer, obtained after the date hereof and not in breach of this Agreement or any standstill agreement, to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, made by a third party, which is not subject to a financing contingency and which is otherwise on terms and conditions which the Board of Directors of the Company determines in its good faith and reasonable judgment (after consultation with outside counsel and its financial advisor) to be more favorable to the Company's stockholders from a financial point of view than the Offer, the Merger and the other Transactions, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).

            (e) Nothing in this Section 5.2 shall prohibit the Board of Directors of the Company from taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2, Rule 14d-9 and Schedule 14D-9 if such Board determines in good faith, after consultation with outside counsel, that failure to so disclose such position would constitute a violation of applicable Law; provided, however, that in no event shall the Company or its

Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.2(c).

      SECTION 5.3       Reasonable Best Efforts.

            (a) Subject to the terms and conditions of this Agreement (including Section 5.3(d)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Laws), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions.

            (b) In furtherance and not in limitation of the foregoing, the Company shall use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (y) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

            (c) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, any Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions.

      SECTION 5.4 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Offer, the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with a national securities exchange as determined in the good faith judgment of the party proposing to make such release.

      SECTION 5.5 Access to Information. Subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent's representatives reasonable access during normal business hours to all of the Company's and its Subsidiaries' offices, facilities, properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives for reasonable purposes relating to this Agreement, the Transactions contemplated hereby (including, without limitation, monitoring the Company's compliance with Section 5.1 of this Agreement) and the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of Federal or state securities Laws and a copy of any communication (including "comment letters") received by the Company from the SEC concerning compliance with securities Laws and (ii) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. No investigation, or information received, pursuant to this Section 5.5 will modify any of the representations and warranties of the Company.

      SECTION 5.6 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (A) that is qualified as to materiality or Material Adverse Effect to be untrue and (B) that is not so qualified to be untrue in any material respect, and (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice.

      SECTION 5.7 Indemnification and Insurance.

            (a) From and after the Control Date, Parent shall, or shall cause the Surviving Corporation to (i) indemnify the individuals who at or prior to the Effective Time were directors or officers of the Company (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent (A) required by the Company Charter Documents as in effect on the date of this Agreement and (B) permitted under applicable Law (including, without limitation, the advancement of reasonable attorney's fees and disbursements, which shall be paid, reimbursed or advanced by Parent or the Surviving Corporation prior to the final disposition thereof without the requirement of any bond or other security).

            (b) Parent shall use its reasonable best efforts to cause the Indemnitees to be covered for a period of six years from the Effective Time by such directors' and officers' liability insurance policy currently maintained by the Company (a correct and complete copy of which has been delivered to Parent by the Company) (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by the Indemnitees in their capacity as such; provided, that in no event shall Parent be required to expend per year of coverage more than 150% of the amount currently expended by the Company per year of coverage as of the date of this Agreement (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto. Alternatively, Parent may purchase "tail" insurance coverage covering for a period of six years from the Effective Time, at a cost no greater than the Maximum Amount, that provides coverage identical in all material respects to the coverage described above. If notwithstanding the use of reasonable best efforts to do so, Parent is unable to maintain or obtain the insurance called for by this paragraph, Parent shall obtain as much comparable insurance as available for the Maximum Amount. The Indemnitees may be required to make reasonable application and provide reasonable and customary representations and warranties to applicable insurance carriers for the purpose of obtaining such insurance.

            (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.7.

            (d) The rights of each Indemnitee under this Section 5.7 shall be in addition to any rights such Person may have under the Company Charter Documents or any of its Subsidiaries, under Maryland law or any other applicable laws or under any agreement of any Indemnitee with the Company or any of its Subsidiaries.

            (e) The Indemnitees to whom this Section 5.7 applies shall be third party beneficiaries of this Section 5.7. The provisions of this Section
5.7 are intended to be for the benefit of each Indemnitee and his or her heirs.

      SECTION 5.8 Securityholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to without Parent's prior consent, which shall not be unreasonably withheld or delayed.

      SECTION 5.9 Fees and Expenses. Except as provided in Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated. Other than any Taxes imposed upon a holder of Shares or PYR Energy Options (which Taxes shall be borne by such holder as provided herein), Parent shall pay all Taxes incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions (including (i) transfer, stamp and documentary Taxes or fees and (ii) sales, use, gains, real property transfer and other or similar Taxes or fees).

                                   ARTICLE VI

                            Conditions to the Merger
                            ------------------------

      SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

            (a) The Merger shall have been duly approved by the requisite vote of the holders of Company Common Stock, if, and to the extent required by, applicable Law and the articles of incorporation of the Company;

            (b) No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal; and

            (c) Purchaser shall have purchased Shares pursuant to the Offer (provided that this shall not be a condition to Parent's and Purchaser's obligations if Purchaser shall have failed to purchase Shares pursuant to the Offer in violation of this Agreement).

                                  ARTICLE VII

                                   Termination
                                   -----------

      SECTION 7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

            (a) by the mutual written consent of the Company and Parent duly authorized by the Board of Directors of the Company (including, from and after the Purchase Date, the Independent Director Approval contemplated by Section 1.3) and the Board of Directors of Parent; or

            (b)   by either of the Company or Parent:

                  (i) if any Governmental Authority shall have enacted, promulgated, issued, entered, amended or enforced (A) a Law prohibiting the Offer or the Merger or making the Offer or the Merger illegal, or (B) an injunction, judgment, order, decree or ruling, or taken any other action, in each case, enjoining, restraining, preventing or prohibiting the Offer or the Merger and such injunction, judgment, order, decree or ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the issuance of such final, non-appealable injunction, judgment, order, decree or ruling was primarily due to the failure of such party to perform any of its obligations under this Agreement;

                  (ii) if the Offer shall have expired pursuant to its terms (and not have been extended in accordance with Section 1.1 hereof) without any Shares being purchased therein, provided, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in the failure of Purchaser to purchase Shares in the Offer; or

                  (iii) if no Shares shall have been purchased pursuant to the Offer on or before the Walk-Away Date; provided, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in the failure of the Offer to be so consummated by the Walk-Away Date; or

            (c)   by the Company:

                  (i) if concurrently it enters into a definitive Company Acquisition Agreement providing for a Superior Proposal in accordance with
Section 5.2, provided that (x) prior thereto or simultaneously therewith the Company shall have paid or caused to be paid the Termination Fee to Parent in accordance with Section 7.3 (and such termination of this Agreement by the Company shall not take effect unless and until the Termination Fee shall have been paid to Parent) and (y) the Company shall also have complied with all the other requirements of Section 5.2; provided further, however, that the Company may only exercise this termination right prior to the Purchase Date; or

                  (ii) if (A) the representations and warranties of Parent or Purchaser set forth in this Agreement that are qualified as to "materiality" or "Material Adverse Effect" shall not be true and correct, or the representations and warranties of Parent or Purchaser set forth in this Agreement that are not so qualified shall not be true and correct in all material respects, in each case, on and as of the date of this Agreement and on and as of the date of such determination as if made on such date (other than those representations and warranties that address matters only as of a particular date which are true and correct as of such date), or (B) Parent or Purchaser shall have breached or failed in any material respect to perform or comply with any obligation, agreement or covenant required by this Agreement to be performed or complied with by them, which inaccuracy, breach or failure (in each case under clauses
(A) and (B)) cannot be cured or has not been cured by the earlier of (I) the next scheduled expiration date of the Offer pursuant to Section 1.1 and (II) ten business days after Parent receives notice of such inaccuracy, breach or failure; provided, however, that the Company may only exercise this termination right prior to the Purchase Date; or

            (d)   by Parent:

                  (i) if a Company Adverse Recommendation Change shall have occurred;

                  (ii) if (A) after the date of this Agreement there shall have occurred any events or changes that, individually or in the aggregate, have had or could reasonably be expected to have a Company Material Adverse Effect or
(B)(x) the representations and warranties of the Company set forth in this Agreement that are qualified as to "materiality" or "Material Adverse Effect" shall not be true and correct, or the representations and warranties of the Company set forth in this Agreement that are not so qualified shall not be true and correct in all material respects, in each case, on and as of the date of this Agreement and on and as of the date of such determination as if made on such date (other than those representations and warranties that address matters only as of a particular date which are true and correct as of such date), or (y) the Company shall have breached or failed in any material respect to perform or comply with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy, breach or failure (in each case under clauses (x) and (y)) cannot be cured or has not been cured by the earlier of (I) the next scheduled expiration date of the Offer pursuant to
Section 1.1 and (II) ten business days after the Company receives notice of such inaccuracy, breach or failure; provided, however, that Parent may only exercise this termination right prior to the Purchase Date; or

                  (iii) if any of the events described in paragraph (d) of Annex A shall have occurred; provided, however, that Parent may only exercise this termination right prior to the Purchase Date.

      SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 5.7, 5.9, 7.2, 7.3, 8.7, 8.8 and the first sentence of
Section 3.18, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent or the Company or their respective directors, officers and Affiliates, except (i) the Company may have liability as provided in Section 7.3, and (ii) nothing shall relieve any party from liability for fraud or any willful breach of this Agreement.

      SECTION 7.3 Termination Fee.

            (a)   In the event that:

                  (i) (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal and thereafter, (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(ii) or Section 7.1(b)(iii), and (C) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Takeover Proposal within eighteen (18) months of the date this Agreement is terminated;

                  (ii) (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal and thereafter, (B) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii)(B) and the Company's breach or failure triggering such termination shall have been willful, and (C) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Takeover Proposal within eighteen (18) months of the date this Agreement is terminated;

                  (iii) this Agreement is terminated by Parent pursuant to
      Section 7.1(d)(i); or

                  (iv)  this Agreement is terminated by the Company pursuant to
      Section 7.1(c)(i);

then in any such event under clause (i), (ii), (iii) or (iv) of this Section 7.3(a), the Company shall pay to Parent a termination fee of $3,000,000 in cash (the "Termination Fee").

            (b) Any payment required to be made pursuant to clause (i) or clause (ii) of Section 7.3(a) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by, a Takeover Proposal (and in any event not later than two Business Days after delivery to the Company of notice of demand for payment); any payment required to be made pursuant to clause (iii) of Section 7.3(a) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 7.1(d)(i) (and in any event not later than two Business Days after delivery to the Company of notice of demand for payment); any payment required to be made pursuant to clause (iv) of Section 7.3(a) shall be made to Parent prior to or simultaneously with (and as a condition to the effectiveness of) termination of this Agreement by the Company pursuant to Section 7.1(c)(i). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

            (c) In the event that the Company shall fail to pay the Termination Fee required pursuant to this Section 7.3 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank's Prime Lending Rate. In addition, if the Company shall fail to pay such fee when due, the Company shall also pay to Parent all of Parent's costs and expenses (including attorneys' fees) in connection with efforts to collect such fee. The Company acknowledges that the fee and the other provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, Parent would not enter into this Agreement.

                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

      SECTION 8.1 No Survival, Etc. Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule, except to the extent actually set forth herein or therein. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Sections 5.7 and 5.9 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 7.2, 7.3, 8.1,
8.7 and 8.8 shall survive termination indefinitely.

      SECTION 8.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after approval of any of the transactions contemplated hereby by stockholders of the Company, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company after the Purchase Date shall include the Independent Director Approval contemplated by Section 1.3); provided, however, that following approval of the Transactions by the stockholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

      SECTION 8.3 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto,
(b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions; provided, that, in the case of the Company following the Purchase Date, the Independent Director Approval contemplated by Section 1.3 is obtained. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Purchaser in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      SECTION 8.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

      SECTION 8.5 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with Annex A hereto, and the Company Disclosure Schedule (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for the provisions of Section 5.7, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

      SECTION 8.7 Governing Law; Jurisdiction; Waiver of Jury Trial.

            (a) The laws of the State of Maryland (without giving effect to its conflicts of law principles) govern this Agreement and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including its negotiation, execution, validity, interpretation, construction, performance and enforcement.

            (b) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the circuit court of Montgomery County (or any federal court sitting in the State of Maryland) over any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action or proceeding brought in such court or any claim that such action or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a judgment in such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 8.9.

            (c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

      SECTION 8.8 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the circuit court of Montgomery County or any federal court sitting in the State of Maryland , without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 8.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

               If to Parent or Purchaser, to:
                      Samson Investment Company
                      Two West Second Street
                      Tulsa, Oklahoma 74103
                      Attention:  Scott Rowland
                      Facsimile:  (918) 591-1757

               with a copy (which shall not constitute notice) to:

                      Weil, Gotshal & Manges LLP
                      200 Crescent Court, Suite 300
                      Dallas, Texas 75201
                      Attention:  R. Scott Cohen
                      Facsimile:  (214) 746-7777

               If to the Company, to:
                      PYR Energy Corporation
                      1675 Broadway, Suite 2450
                      Denver, Colorado 80202
                      Attention:  Kenneth R. Berry, Jr.
                      Facsimile:  (303) 825-3768

               with a copy (which shall not constitute notice) to:

                      Patton Boggs LLP
                      1660 Lincoln Street, #1900
                      Denver Colorado 80264
                      Attention:  Alan Talesnick
                      Facsimile:  (303) 894-9239

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

      SECTION 8.10 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 8.11 Definitions.

            (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

            "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

            "Amexco Agreement" shall mean the Confidentiality and Indemnification Agreement, dated March 26, 2007, between Amexco, LLC, Venus Oil Company, Venus Exploration, Inc., John Y Ames, Bonnie R. Weise, Thomas E. Ewing and the Company.

            "Business Day" shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

            "Defensible Title" shall mean, subject to matters constituting or covered by Permissible Defects, such right, title and interest that (a) record title evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction (i) entitles the Company to receive not less than the applicable Net Revenue Interest as specified for such Oil and Gas Interest set forth in Section 3.14(c) of the Company Disclosure Schedule throughout the economic life of the Oil and Gas Interest, except for decreases disclosed in Section 3.14(c) of the Company Disclosure Schedule and (ii) obligates the Company to bear costs and expenses attributable to the maintenance, development and operation of such Oil and Gas Interest in an amount not greater than the applicable Working Interest as specified for such Oil and Gas Interest set forth in Section 3.14(c) of the Company Disclosure Schedule throughout the economic life of such Oil and Gas Interest, other than increases (X) accompanied by at least a proportionate interest in the applicable Net Revenue Interest, (Y) resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements that are accompanied by at least a proportionate increase in the applicable Net Revenue Interest or (Z) increases resulting from elections to decrease or convert existing interests at payout pursuant to contracts and agreements in force and effect as of the date of this Agreement and (b) is free and clear of all Liens, claims, infringements, and other burdens, other than Permitted Liens. Notwithstanding the foregoing, the existence of a Permissible Defect shall not constitute a failure of Defensible Title.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "Governmental Authority" shall mean any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

            "Hydrocarbons" shall mean, with respect to any Person, crude oil, natural gas, casinghead gas, associated gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith (including coalbed gas and carbon dioxide), and all other minerals of every kind and character which may be covered by or included in or attributable to any of the properties of such Person or any of such Person's Subsidiaries.

            "Knowledge" of any Person that is not an individual shall mean, with respect to any matter in question, the knowledge after due inquiry of such

Person's directors and executive officers, and all other officers and managers having responsibility relating to the applicable matter.

            "Net Revenue Interest" shall mean an interest (expressed as a percentage or decimal fraction) in and to all oil, gas and other Hydrocarbons produced and saved from or attributable to an Oil and Gas Interest.

            "Notes" shall mean the Company's 4.99% Convertible Promissory Notes due May 24, 2009.

            "Oil and Gas Interests" shall mean direct and indirect interests in and rights with respect to oil and gas properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral fee interests under oil and gas leases, subleases, licenses, development licenses, exploration licenses, concessions and other leaseholds; operating rights and non-operating interests, and royalties, overriding royalties, production payments, net profit interests, other non-working interests, carried interests and other properties and interests (collectively, the "Leases") and the lands covered thereby (collectively, the "Land(s)"); any and all Hydrocarbon, water or injection wells on or applicable to any of the foregoing thereon or applicable thereto (the "Wells"); any pools or units which include all or a part of any Land or include any Well (the "Units") and including without limitation all right, title and interest in Hydrocarbon produced from any such Unit and revenues from the sale thereof, whether such Unit production comes from wells located on or off of the Lands, and all tenements, hereditaments and appurtenances belonging to, used or useful in connection with the Leases, Lands and Units; interests under or derived from all Contracts applicable to or by which the Leases, Lands, Wells or Units are bound or created, to the extent applicable to such properties, including operating agreements, marketing agreements (including commodity swap, collar and/or similar derivative agreements), transportation agreements, seismic data and interpretations and other licensed or owned intellectual property with respect thereto, geological and geophysical agreements, unitization, pooling and communitization agreements, joint venture agreements and farmin and farmout agreements, and orders; division orders, transfer orders and letters in lieu thereof; mineral deeds and royalty deeds; oil and gas sales, exchange and processing contracts and agreements; and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, servitudes, rights of way, Permits, leases, licenses, surface rights and other interests associated with, appurtenant to, used or held for use or necessary for the operation of Leases, Lands, Wells or Units; and all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, located on, used or obtained in connection with or necessary for the operation of the Leases, Lands, Wells or Units.

            "Permissible Defect" shall mean:

            (a) defects or irregularities arising out of lack of corporate authorization or a variation in corporate name of record 10 years or more, unless Parent provides affirmative evidence that such corporate action was not authorized and results in another person's superior claim of title to the relevant Oil and Gas Interest;

            (b) defects or irregularities that have been cured or remedied by applicable statutes of limitation or statutes for prescription;

            (c) defects or irregularities in the chain of title of record 10 years or more consisting of the failure to recite marital status in documents or omissions of heirship proceedings;

            (d) defects or irregularities in title which for a period of 5 years or more have not delayed or prevented Company or its Subsidiaries (or such Person's predecessor, if owned by the Company or the its Subsidiaries less than 5 years) from receiving its share of the proceeds of production or causes it to bear a share of expenses and costs greater than its Working Interest share from any Unit or Well;

            (e) defects or irregularities resulting from or related to probate proceedings or the lack thereof which defects or irregularities have been outstanding for 10 years or more;

            (f) conventional rights of reassignment normally actuated by an intent to abandon or release a lease and requiring notice to the holders of such rights;

            (g) any minor defect or irregularity in title as would normally be waived by prudent persons engaged in the oil and gas business when purchasing producing properties;

            (h) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are routinely obtained subsequent to the sale or conveyance;

            (i) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations that do not materially interfere with the oil and gas operations to be conducted on any Well or Lease; and

            (j) all rights reserved to or vested in any Governmental Authority to control or regulate any of the Oil and Gas Interests in any manner, and all applicable laws, rules and orders of governmental authority.

            "Permitted Liens" shall mean (i) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the most recent financial statements contained in the Filed Company SEC Documents in accordance with GAAP; (ii) mechanics', carriers', workers', and repairers' Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the Company Property so encumbered and that are not resulting from a breach, default or violation by the Company or any of its Subsidiaries of any Contract or Law; and (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Authority, provided that such regulations have not been violated.

            "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

            "Principal Properties" shall mean the following Company projects, prospects and properties: Mallard Project; North Stockyard Project; Hansford Project; Scharff Wells; and the Jefferson County Properties (all as more fully described in Section 3.14(c) of the Company Disclosure Schedule).

            "Purchase Date" shall mean the first date on which Purchaser accepts for payment Shares tendered and not withdrawn pursuant to the Offer.

            "Subsidiary" when used with respect to any party, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

            "Transactions" refers collectively to this Agreement and the transactions contemplated hereby, including the Offer and the Merger.

            "Walk-Away Date" shall mean July 31, 2007.

            "Working Interest" shall mean the percentage of costs and expenses attributable to the maintenance, development, operation, plugging and abandonment and remediation of Oil and Gas Interests.

            The following terms are defined in the section of this Agreement set forth after such term below:



Acceptance Date........................4        AMEX...................................6
Agreement..............................1        Articles of Merger.....................9


                                       56



Balance Sheet Date....................20        Leases................................54
Bankruptcy and Equity Exception.......17        Liens.................................15
Certificates..........................11        Material Adverse Effect...............15
Closing................................9        Material Contract.....................28
Closing Date...........................9        Maximum Amount........................44
Code..................................12        Merger.................................1
Company................................1        Merger Consideration..................10
Company Acquisition Agreement.........40        MGCL...................................1
Company Adverse Recommendation                  Minimum Condition......................2
  Change..............................40        Offer..................................1
Company Charter Documents..............7        Offer Documents........................2
Company Common Stock...................1        Offer Price............................1
Company Contracts.....................28        Option Consideration..................13
Company Disclosure Schedule...........14        Parent.................................1
Company Material Adverse Effect.......15        Parent Material Adverse Effect........34
Company Plans.........................24        Paying Agent..........................10
Company Preferred Stockholder.........16        Pending Offer..........................1
Company Recommendation................40        Permits...............................21
Company SEC Documents.................19        Policies..............................32
Company Stock Plans...................14        Proxy Statement........................7
Company Stockholder Approval..........17        Purchaser..............................1
Company Stockholders Meeting...........7        Purchaser Option.......................8
Contract..............................18        Purchaser Option Shares................8
Control Date...........................6        PYR Energy Option.....................14
Convertible Securities................16        Qualified Person.......................6
Department.............................9        Real Property Leases..................29
Dissenting Shares.....................13        Release...............................27
Dissenting Stockholders...............12        Representatives.......................39
Effective Time.........................9        Reserve Report........................31
Engagement Letters....................32        Rights Amendment......................18
Environmental Laws....................26        Schedule 14D-9.........................5
Environmental Liabilities.............27        Schedule TO............................2
ERISA.................................24        SEC....................................2
Exchange Act...........................2        Securities Act........................15
Expiration Date........................3        Shares.................................1
Fairness Opinion.......................4        Subsequent Offering Period.............3
Filed Company SEC Documents...........20        Subsidiary Documents..................15
fully diluted basis....................2        Superior Proposal.....................42
Hazardous Materials...................27        Surviving Corporation..................9
Hedge.................................31        Takeover Proposal.....................41
Indemnitees...........................44        Taxes.................................23
Independent Director...................6        Tender Offer Conditions................2
Independent Director Approval..........7        Termination Fee.......................49
Land..................................54        Third Party Proposals.................35
Laws..................................21        Units.................................54


                                       57



WARN..................................26
Warrant Consideration.................14
Warrants..............................16
Wells.................................54



      SECTION 8.12      Interpretation.

            (a) When a reference is made in this Agreement to an Article, a Section, Annex or Schedule, such reference shall be to an Article of, a Section of, or an Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

            (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                            SAMSON INVESTMENT COMPANY


                                            By:   /s/  C. Philip Tholen
                                                --------------------------------
                                                Name:  C. Philip Tholen
                                                Title: Executive Vice President


                                            SAMSON ACQUISITION CORP.


                                            By:   /s/  C. Philip Tholen
                                                --------------------------------
                                                Name:  C. Philip Tholen
                                                Title: President


                                            PYR ENERGY CORPORATION


                                            By:   /s/  Kenneth R. Berry, Jr.
                                                --------------------------------
                                                Name:  Kenneth R. Berry, Jr.
                                                Title: President and CEO








               Signature Page to the Agreement and Plan of Merger

                                                                         ANNEX A
                                                                         -------


                             Conditions to the Offer
                             -----------------------

      The capitalized terms used in this Annex A but not otherwise defined herein have the meanings assigned to such terms in the Agreement and Plan of Merger (this "Agreement") of which Annex A is a part.

      Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and (subject to the provisions of the Agreement) may terminate the Offer and not accept for payment any tendered shares if (i) the Minimum Condition shall not have been satisfied at the expiration of the Offer or (ii) at any time on or after the date of the Agreement and prior to the expiration of the Offer, any of the following conditions shall exist and be continuing:

      (a) there shall be any injunction, judgment, ruling, order, decree, action, proceeding or litigation instituted, issued, entered, commenced, pending or threatened by or before any Governmental Authority that would or that seeks or is reasonably likely to (i) restrain, enjoin, prevent, prohibit or make illegal the acceptance for payment, payment for or purchase of some or all of the Shares by Purchaser or Parent or the consummation of the Transactions, (ii) impose limitations on the ability of Purchaser, Parent or any of their Affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by them on all matters properly presented to the Company's stockholders on an equal basis with all other stockholders (including, without limitation, the adoption of the Agreement and approval of the Transactions), (iii) restrain, enjoin, prevent, prohibit or make illegal, or impose material limitations on, Parent's, Purchaser's or any of their Affiliates' ownership or operation of all or any material portion of the businesses and assets of the Company and its Subsidiaries, taken as a whole, or, as a result of the Transactions, of Parent and its Subsidiaries, taken as a whole, (iv) compel Parent, Purchaser or any of their Affiliates to dispose of any Shares or, as a result of the Transactions, compel Parent, Purchaser or any of their Affiliates to dispose of or hold separate any material portion of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or (v) impose damages on Parent, the Company or any of their respective Subsidiaries as a result of the Transactions;

      (b) there shall be any Law enacted, issued, promulgated, amended or enforced by any Governmental Authority applicable to (i) Parent, the Company or any of their respective Affiliates or (ii) the Transactions that results, or that seeks or is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

      (c) (i) there shall have occurred any events or changes that, individually or in the aggregate, have had or could reasonably be expected to have a Company Material Adverse Effect or (ii) (A) the representations and warranties of the Company set forth in the Agreement that are qualified as to "materiality" or "Material Adverse Effect" shall not be true and correct, or the representations and warranties of the Company set forth in the Agreement that are not so qualified shall not be true and correct in all material respects, in each case, at and as of the date of such determination as if made on such date (other than those representations and warranties that address matters only as of a particular date which are true and correct as of such date), or (B) the Company shall have breached or failed in any material respect to perform or comply with any obligation, agreement or covenant required by the Agreement to be performed or complied with by it, which inaccuracy, breach or failure has not been cured prior to the expiration of the Offer;

      (d) any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their Affiliates or any group of which any of them is a member, shall have acquired or announced its intention to acquire beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the outstanding shares of Company Common Stock;

      (e)   a Company Adverse Recommendation Change shall have occurred;

      (f) there shall have occurred (1) any general suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq National Market System, for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (3) any limitation or proposed limitation (whether or not mandatory) by any United States Governmental Authority that has a material adverse effect generally on the extension of credit by banks or other financial institutions, (4) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (5) in the case of any of the situations in clauses (1) through (4) of this paragraph existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

      (g) the Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company.

      The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by either of them regardless or the circumstances giving rise to such conditions or may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser (except for any conditions which, pursuant to Section 1.1 of the Agreement, may only be waived with the Company's consent). The failure by Parent or Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

(zz) If the Offer is terminated, all tendered Shares not theretofore accepted for payment shall forthwith be returned to the tendering stockholders.